As filed with the Securities and Exchange Commission on August 21,1998. File No. 333-37485
------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ------------------------------------
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                                    REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      ------------------------------------
                            SAXON ACQUISITION CORP.
                 (Name of small business issuer in its charter)
                      ------------------------------------

Delaware                                       6200                     11-3391961
---------------------------------     ----------------------------      -------------------
(State or other jurisdiction          (Primary Standard Industrial      I.R.S. Employer
of incorporation or organization)     Classification Code Number)       Identification No.)

                      ------------------------------------
                           Nicholas J. Seccafico Jr.
                            Saxon Acquisition Corp.
                               33 Eleventh Avenue
                         Huntington Station, N.Y. 11746
                                 (516) 423-8280
         (Address and telephone number of principal executive offices)
                      ------------------------------------
                           Nicholas J. Seccafico Jr.
                            Saxon Acquisition Corp.
                               33 Eleventh Avenue
                         Huntington Station, N.Y. 11746
                                 (516) 423-8280
     (Address and (Name, address and telephone number of agent for service)
                      ------------------------------------

Copies of all communications should be sent to:

                               Steven Morse, Esq.
                               Lester Morse P.C.
                              111 Great Neck Road
                              Great Neck, NY 11021
                                 (516) 487-1446
                              (516) 487-1452 (fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective. [X]

If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE


                                                         Proposed
                                                         Maximum     Proposed Maximum
                                            Amount to     Offering    Aggregate Offering
Title of Each Class of Securities to be        be        Price Per        Price (1)          Amount of
 Registered                                Registered    Share (1)                        Registration Fee
 ----------------------------------------------------------------------------------------------------------
Shares of Common Stock, par value        2,466,735      $.4054           $1,000,015        $   295.00
 $.001 per share ("Common Stock")
 (2)(3)
---------------------------------------------------------------------------------------------------------
Totals                                                                   $1,000,015        $   295.00 (4)
---------------------------------------------------------------------------------------------------------

  ______________

  (1) Total estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f)(2) based upon the book value of the Registrant.

  (2) Includes 2,465,735 shares owned by NJS Acquisition Corp. to be distributed to its stockholders of record as described in the Prospectus.

  (3)  Includes the resale of 649,985 shares by certain Selling Security
       Holders.

  (4)  Previously paid $302.91.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
  SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
  SECTION 8(a), MAY DETERMINE.

                            SAXON ACQUISITION CORP.

                CROSS-REFERENCE SHEET TO PROSPECTUS ON FORM S-1

Item   Form S-1 Caption                                 Location in Prospectus
-----  -----------------                                ----------------------

1.     Forepart of the Registration Statement
       and Outside Front Cover Page of Prospectus       Outside Front Cover Page

2.     Inside Front and Outside Back Cover              Available Information;
       Pages of Prospectus                              Inside Front Cover Pages

3.     Summary Information, Risk Factors and            Prospectus Summary;
       Ratio of Earnings to Fixed Charges               Risk Factors

4.     Use of Proceeds                                  Use of Proceeds

5.     Determination of Offering Price                  Cover Page; Plan of Distribution/
                                                        Market Information

6.      Dilution                                        Not Applicable

7.      Selling Security Holders                        Selling Security Holders

8.      Plan of Distribution                            Plan of Distribution/Market Information;
                                                        Outside Front Cover Page
9.      Description of Securities to be Registered      Description of Common Stock

10.     Interest of Named Experts and Counsel           Legal Matters; Experts

11.     Information with Respect to the Registrant:

     (a)    Description of Business                       Business

     (b)    Description of Property                       Business

     (c)    Legal Proceedings                             Business

     (d)    Market Price of and Dividends                 Description of Common Stock;
            on the Registrant's Common Equity             Dividend Policy; Plan of Distribution/
            and Related Stockholder Matters               Market Information

     (e)    Financial Statements                          Financial Statements

     (f)    Selected Financial Data                       Selected Financial Data

     (g)    Supplementary Financial Information           Not Applicable

     (h)    Management's Discussion and Analysis          Management's Discussion and Analysis of
            of Financial Condition and Results            of Financial Condition and Results
            of Operations                                 of Operations

     (i)    Disagreements with Accountants on
            Accounting and Financial Disclosure           Not applicable

     (j)    Directors and Executive Officers              Management

     (k)    Executive Compensation                        Executive Compensation

     (l)    Security Ownership of Certain                 Security Ownership of
            Beneficial Owners and Management              Management and Others

     (m)    Certain Relationships and
            Related Transactions                          Certain Transactions

 12. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities                                      Executive Compensation

SUBJECT TO COMPLETION AUGUST 21, 1998                   PROSPECTUS

                            SAXON ACQUISITION CORP.
                       2,465,735 SHARES OF COMMON STOCK

          As of the date of this Prospectus, Saxon Acquisition Corp. ("Saxon") is a wholly-owned subsidiary of Kiwi Holdings, Inc. formerly NJS Acquisition Corporation ("KHI") and has 2,465,735 shares of Common Stock issued and outstanding (the "Saxon Common Stock"). As of the date of this Prospectus, KHI has 9,862,940 shares of KHI Common Stock issued and outstanding held by approximately 155 stockholders of record as of August 20, 1998. This Prospectus relates to (i) the distribution by KHI of all of its outstanding 2,465,735 shares of Saxon Common Stock to the stockholders of KHI and (ii) the resale of 649,985 shares of Saxon's Common Stock (the "Securities") to be received by two officers/directors of KHI and their immediate family (the "Selling Security Holders"). The distribution of Saxon Common Stock by KHI was approved by KHI' Board of Directors and a majority of its stockholders in November, 1997. Each KHI stockholder of record as of the close of business on September __, 1998 (the "Record Date"), will receive on September __, 1998 (the "Payment Date"), 0.25 shares of Saxon Common Stock for each outstanding share of KHI Common Stock (the "Conversion Ratio"). In lieu of fractional shares, all amounts will be rounded-up to the nearest whole number of shares. Saxon registered an additional 1,000 shares to be used solely for rounding-up purposes. These shares would be issued from Saxon's treasury with officers and directors contributing up to 1,000 shares from their personal holdings to treasury as may be needed. This distribution is expected to be taxable to the recipients of such distribution. See "Federal Income Tax Consequences."

     The Securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer the Securities through underwriters, dealers or agents. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of the Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the
Selling Security Holders in connection with such sales of securities.   The
Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting
compensation.   Usual and customary or specially negotiated brokerage fees may be paid by the Selling Security Holders in connection with sales of the Securities.

     No offering price is indicated herein since the recipients of the KHI distribution will not pay anything in order to receive such distribution. Prior to KHI's distribution of its Saxon Common Stock, there has been no public market for the Saxon Common Stock and there can be no assurance that such a market for the Saxon Common Stock will develop after the Payment Date or that, if developed, it will be sustained. Saxon's securities do not trade on any stock exchange or in the over-the-counter market. See "Risk Factors."

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE RECEIPT OF SAXON COMMON STOCK FROM KHI. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

     Saxon is a holding company that owns Dupont Securities Group, Inc., a corporation formed in November 1996 and licensed as a member of the National Association of Securities Dealers, Inc. ("NASD") in June 1997. Saxon's activities from June 10, 1997 through August 20, 1998 have been limited to executing retail orders for its approximate 200 non-affiliated customers and for its own account trading as an investor in principal transactions with other brokerage firms. As of August 20, 1998, Dupont has ten registered representatives, none of whom have engaged in "cold calling" (as defined herein) to open new accounts.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The expenses of this Offering, estimated at $75,000, are being paid by KHI through capital contributions to the Company. See "Certain Transactions."

               THE DATE OF THE PROSPECTUS IS SEPTEMBER ___, 1998

     The following legend should appear in red on the left side of this page:
     ------------------------------------------------------------------------

"Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATION MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SAXON. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF SAXON SINCE THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

     UNTIL _______, 1998, (90 DAYS FROM THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WITH RESPECT TO THEIR SOLICITATIONS TO PURCHASE THE SECURITIES OFFERED HEREBY.

                             AVAILABLE INFORMATION

     Prior to this Offering, Saxon is not a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the distribution of securities by KHI to its stockholders of its shares of Saxon Common Stock, Saxon will become subject to the informational requirements of Section 15(d) of the Exchange Act and in accordance therewith will file periodic reports and other information with the Securities and Exchange Commission (the "SEC"). The Registration Statement (file no. 333-37485) of which this Prospectus forms a part, as well as reports and other information filed by Saxon may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, DC 20549 and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, NY 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Material filed electronically through Edgar (Electronic Data Gathering Analysis and Retrieval System) may also be accessed through the SEC's home page on the World Wide WEB at http://www.sec.gov.

     Saxon intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by an independent certified public accounting firm and to make available copies of quarterly reports containing unaudited financial statements. Saxon's fiscal year end is May 31.

     KHI is currently a reporting company that had its obligation to file reports automatically suspended in 1991 since its number of record holders of
Common Stock was, and continued to be, less than 300.   KHI was formed under the
name TD Capital

Corp. in 1987, which completed a public offering as a blind pool (blank check) offering in 198_. In October, 1989, KHI completed a reverse acquisition with usAsia Publishing, Inc. and KHI changed its name to usAsia International Publications, Inc., its last reported name filed under the Exchange Act. KHI was a dormant company without business operations from the summer of 1991 through spring 1995. Thereafter, KHI completed certain private placements and invested funds in Kiwi International Holdings Inc. to purchase an interest in that company (which owns Kiwi Airlines) with the intent to merge with them.
Such merger has been abandoned, although KHI maintains an ownership interest in Kiwi International Holdings, Inc. usAsia International Publications Inc. changed its name to NJS Acquisition Corporation in December 1995 and subsequently changed its name to Kiwi Holdings, Inc. in December 1997. Due to the abandonment of the above referenced merger, a further name change will occur shortly to a presently undetermined name.


                               TABLE OF CONTENTS

                                                            Page
                                                            ----

     Prospectus Summary
     Risk Factors
     Use of Proceeds
     Selected Financial Data
     Management's Discussion and Analysis
       of Financial Condition and Results of
       Operations
     Business
     Management
     Executive Compensation
     Certain Transactions
     Security Ownership of Management and Others
     Description of Common Stock
     Shares Eligible for Future Sale
     Selling Security Holders
     Plan of Distribution/Market Information
     Federal Income Tax Consequences
     Legal Matters
     Experts
     Additional Information
     Index to Financial Statements

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE PROSPECTUS. ALL REFERENCES TO SHARES AND PER SHARE AMOUNTS GIVE RETROACTIVE EFFECT TO A ONE-FOR-TWO REVERSE STOCK SPLIT EFFECTIVE SEPTEMBER 10, 1997.

THE COMPANY

     Saxon Acquisition Corp. ("Saxon") was formed under the laws of the State of Delaware on July 9, 1997 as a wholly-owned subsidiary of Kiwi Holdings, Inc. ("KHI"). On November 7, 1996, KHI formed Dupont Securities Group, Inc. ("Dupont") as a wholly-owned subsidiary under the laws of the State of New York to engage in the securities business. On July 28, 1997, KHI transferred its entire stock ownership in Dupont to Saxon. Currently, Saxon's only business is through the operations of Dupont, a broker-dealer registered with the United States Securities and Exchange Commission ("SEC") and the National Association
of Securities Dealers, Inc. ("NASD").   As of August 20, 1998, Dupont is
licensed to do business in 23 states, namely, CA, CO, CT, FL, GA,  IA, IL, IN,
MA, MD, MN, MO, NJ, NV, NY, OH, OK, PA, RI, TX, VA, VT and WA.   All references
to "the Company" include Saxon and its wholly-owned subsidiary, Dupont, unless the context indicates otherwise.

     Dupont commenced operations as a new broker-dealer on June 10, 1997. Dupont's activities are subject to all the risks of a new enterprise and have been limited to executing retail orders for its approximate 200 non-affiliated customer accounts (as of August 20, 1998) and for its own account trading as an investor in principal transactions with other brokerage firms. As of August 20, 1998, Dupont has ten registered representatives with NASD licenses including two executive officers, namely Michael F. Franzese and Louis Galeotafiore, which when combined with one other administrative person brings the total number of full-time employees to eleven. Messrs. Franzese and Galeotafiore each have been in the securities business for over 30 years. Dupont's revenues are dependent upon the sales efforts of its registered representatives. The loss of any of its registered representatives could have a material adverse effect on Dupont's operations. While the Company is currently seeking to hire additional registered representatives, no assurances can be given that it will be successful in these efforts. See "Risk Factors."

     Dupont's registered representatives do not engage in "cold calling," which is an effort by a registered representative to obtain new customers by initiating telephone calls to persons on lists either supplied to or purchased by the registered representative. The term "cold calling" is not applicable to persons recommended to a broker by a present account or an acquaintance of such broker.

     Dupont has a clearing agreement dated as of October 17, 1997 with Schroder & Co. Inc. ("Schroder") to act as its clearing agent on a "fully disclosed"
basis.   The term "fully disclosed" means that the clearing firm maintains the customer accounts, i.e. it holds the
customer funds and securities', issues account statements, executes customer trades on the exchanges in which it is a member, issues confirmations of purchases and sales and settles all transactions, receives and safeguards funds and securities and handles the regulation of credit extension and preparation of monthly account statements. All Schroder correspondent clearing clients whose accounts are carried on its books and records received $50 million insurance protection without any cost to the client. This protection is provided by the Securities Investor Protection Corporation ("SIPC"), amounting to a total of $500,000 including up to $100,000 on cash. In addition to SIPC coverage, Schroder has a separate Excess SIPC policy issued by Aetna Casualty & Surety Co. ("Aetna") increasing its clients' securities protection by additional $49.5 million without any additional cost to Schroder clients. Thus, the maximum coverage provided by Schroder is $50 million of which $100,000 continues to be on cash. Schroder has over 20 years of experience in serving as clearing agent for many firms. Schroder is an international merchant and investment banking group with presence in financial centers worldwide.

       Dupont intends to effect transactions as principal with its own retail customers and to make markets in various over-the-counter stocks. Such intended activities will be limited by the amount of Dupont's then available net capital. Currently, Dupont's restriction letter with the NASD, requires that Dupont will seek NASD District Office No. 10 review and permission before it makes markets in more than 10 securities of different companies. Dupont has also agreed with the NASD that all trading activities will be handled solely by qualified personnel under the direct supervision of the registered principal responsible for the firm's trading department, to clear all transactions on a fully disclosed basis through one or more clearing broker-dealers, to maintain minimum net capital of at least $100,000 and to file trial balances, capital computations and supporting schedules with the NASD. Although Dupont has no current intention to engage in private placements, its NASD restriction letter also requires Dupont to seek the NASD's review and permission before it engages
in its first private placement activity.   See "Business."

     Saxon's principal office is located at 33 Eleventh Avenue, Huntington Station, New York 11746 and its telephone no. is 1-516-423-8280. Dupont's offices are located at 19 Townsend Square, Oyster Bay, New York 11771 and 270 Greenwich Avenue, Greenwich, Connecticut. Dupont's telephone no. 1-888-652-6502.

THE OFFERING

Securities Offered    As of the date of this Prospectus, Saxon is a wholly-owned subsidiary of KHI and has 2,465,735 shares of Saxon Common
                      Stock issued and outstanding. As of the date of this Prospectus, KHI has 9,862,940 shares of KHI Common Stock issued and outstanding held by approximately 155 stockholders of record as of August 20, 1998. This
                      Prospectus relates to (i) the distribution by KHI of all of its outstanding 2,465,735 shares of Saxon Common Stock to the stockholders of KHI and (ii) the resale of 649,985 shares of Saxon's Common Stock (the "Securities") to be received by two officers/directors of KHI and their immediate family (the "Selling Security Holders"). The distribution of Saxon Common Stock by KHI was approved by KHI's Board of Directors and a majority of its stockholders in November, 1997. Each KHI stockholder of record as of the close of business on September __, 1998
                      (the "Record Date"), will receive on September __, 1998
                      (the "Payment Date"), 0.25 shares of Saxon Common Stock for each outstanding share of KHI Common Stock (the
                      "Conversion Ratio"). In lieu of fractional shares, all amounts will be rounded-up to the nearest whole number of shares. Saxon registered an additional 1,000 shares to be used solely for rounding-up purposes. These shares would be issued from Saxon's treasury with officers and directors contributing up to 1,000 shares from their personal holdings to treasury as may be needed. This distribution is expected to be taxable to the recipients of such distribution. See "Federal Income Tax
                      Consequences."

Common Stock
  outstanding         2,465,735 shares

Risk Factors          The Saxon Common Stock offered hereby involves a high
                      degree of risk to investors. Persons receiving the Saxon
                      Common Stock should review carefully and consider the information contained in the Prospectus and particularly the items set forth under "Risk Factors." The Company's risks include, without limitation, Limited Client Base;
                      Limited Operating History/Need to Hire Additional
                      Registered Representatives with NASD Licenses; Dependence upon Dupont/1997 Losses; Dependence upon Key Management and Personnel; Dependence upon Licenses; Net Capital Rule;
                      and Possible Need for Additional Funds.

                                 RISK FACTORS

          AN INVESTMENT IN SAXON'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PERSONS RECEIVING FROM KHI A DISTRIBUTION OF THE SAXON COMMON STOCK SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN EVALUATING AN INVESTMENT IN THE SAXON COMMON STOCK.

LIMITED CLIENT BASE

          As of August 20, 1998, Dupont has an approximate 200 non-affiliated customer accounts. It is Dupont's policy not to engage in "cold calling." Dupont intends to attempt to increase its client base by hiring additional experienced registered representatives and through recommendations of other clients. No assurances can be given that Dupont will be successful in these efforts. The lack of a large and diverse customer base and Dupont's possible inability to maintain and expand such customer base may adversely effect Dupont's future operations. See "Business."

LIMITED OPERATING HISTORY/NEED TO HIRE ADDITIONAL REGISTERED
REPRESENTATIVES WITH NASD LICENSES

          Dupont commenced operations as a new broker-dealer on June 10, 1997. Dupont's activities are subject to all the risks of a new enterprise and have been limited to executing retail orders for its approximate 200 non-affiliated customer accounts (as of August 20, 1998) and for its own account trading as an investor in principal transactions with other brokerage firms. The likelihood of the success of the Company must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with a firm commencing its business operations. As of August 20, 1998, Dupont has ten registered representatives with NASD licenses including two executive officers, namely Michael F. Franzese and Louis Galeotafiore. Dupont's revenues are dependent upon the sales efforts of its limited number registered representatives. The loss of any of its registered representatives could have a material adverse effect on Dupont's operations. While the Company is currently seeking to hire approximately three additional experienced registered representatives, no assurances can be given that it will be successful in these efforts. See "Business" and "Management."

DEPENDENCE UPON DUPONT

          Saxon was formed by KHI on July 9, 1997 to own Dupont. Dupont was formed on November 7, 1996 and commenced operations as a licensed broker-dealer on June 10, 1997. The Company is wholly dependent upon the success of Dupont's brokerage operations. As a consequence, the Company's operations are subject to many of the risks inherent in the establishment of a new business enterprise. Since the inception of Dupont through the date of this Prospectus, Dupont has incurred continuing operating losses. There can be no assurance that Dupont will achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

CONTINUING OPERATING LOSSES/ACCUMULATED DEFICIT

          From the Company's inception in 1997, it has incurred losses from operations of $390,558 and losses from trading activities of $181,764 resulting in an accumulated deficit of $592,385 as of May 31, 1998. The Company's losses are primarily due to the losses suffered by Dupont's operations which losses continue to incur subsequent to May 31, 1998. There can be no assurances given that the Company's operations will be profitable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

DEPENDENCE UPON KEY MANAGEMENT AND PERSONNEL

          Saxon is highly dependent upon Nicholas J. Seccafico, Jr., its President. Dupont is highly dependent upon its two executive officers and principals, namely Michael Franzese and Louis Galeotafiore. The Company's loss of Messrs. Seccafico's, Franzese's and/or Galeotafiore's services could have a material adverse effect on the Company. The Company does not carry key-man life insurance on such key individual lives and does not have an employment contract with them. The Company's operations are also dependent upon Dupont retaining and recruiting qualified personnel with NASD licenses to act as principals, supervisory personnel and registered representatives, as discussed herein under "Limited Operating History/Need to Hire Additional Registered Representatives"
and "Dependence upon Licenses."   No assurances can be given that the Company
will be successful in this regard.  See "Management."

DEPENDENCE UPON LICENSES

          Dupont is a general securities broker-dealer and registered with the SEC, the NASD and SIPC. In addition, Dupont is licensed in 23 states, namely, CA, CO, CT, FL, GA, IA, IL, IN, MA, MD, MN, MO, NV, NJ, NY, OH, OK, PA, RI, TX, VA, VT and WA. Dupont intends to obtain licenses as a broker-dealer in other states in which it expects to conduct business. There can be no assurance that Dupont will be able to obtain such additional licenses, or that once obtained, it will maintain licensing in all required states, in which case Dupont's operations may be significantly impaired. Currently, there are eleven employees of Dupont that have NASD licenses, four of whom have licenses to act as principal. Of the four persons with principal NASD licenses, only two of these persons (Michael F. Franzese and Louis Galeotafiore) are registered principals of Dupont. Although, Messrs. Franzese and Galeotafiore intend to maintain their respective NASD licenses with Dupont, there can be no assurance that such principals will remain so registered and, therefore, there can be no assurance that Dupont would not be adversely affected if the principals left. See "Management" and "Business."

NET CAPITAL RULE

          Dupont is subject to an SEC Regulation known as the "Net Capital Rule" which is designed to measure the financial integrity and liquidity of a broker-dealer. The Net Capital Rule requires that a minimum amount of its assets be relatively liquid and imposes a duty on a broker-dealer of prompt notification to the SEC and NASD if the broker-dealer is not in compliance. Net capital is essentially defined as net worth (assets minus liabilities) plus certain qualifying subordinated loans, less various mandatory deductions. Such deductions result from excluding assets not readily convertible into cash and from conservative valuation of certain other assets. Among such mandatory deductions are adjustments (called "haircuts") in the market value of securities to reflect the possibility of a market decline prior to disposition. The Net Capital Rule as applied to Dupont requires that the ratio of aggregate indebtedness, as defined by the rule, to net capital not exceed fifteen to one. Moreover, Dupont is required to maintain a minimum net capital of 12.5% of aggregate indebtedness or $100,000, whichever is greater under the SEC Net Capital Rule. Compliance with the Net Capital Rule, as well as other financial requirements, will limit those operations of the Company which require the intensive use of capital, such as trading and other market making activities. As of the date of this Prospectus, Dupont is in compliance with the Net Capital Rule and has been in compliance at all times in the past since it commenced operations in June, 1997. As of May 31, 1998, Dupont has net capital of $145,369 and excess net capital of $45,369.
Subsequent to May 31, 1998, KHI provided a capital contribution of $100,000 to Dupont's net capital. No assurances can be given that Dupont's operations will enable it to maintain compliance with the SEC Net Capital Rule in the future. The failure to maintain compliance with the SEC Net Capital Rule could lead to the termination of Dupont's operations and may adversely affect the Company.
See "Business-Net Capital Rule. and "Certain Transactions."

NEED FOR ADDITIONAL FUNDS

          The Company's capital and operational requirements cannot be predicted with certainty and are subject to modification from time to time in the future, in part based upon events which may be beyond its control. While Management believes that the Company's existing working capital of approximately $266,000 at May 31, 1998 together with the $100,000 capital contribution provided to the Company by KHI subsequent to May 31, 1998, provides sufficient liquidity and capital resources for the Company's operations over the next 12 to 15 months, the Company may require additional debt or equity funds in the future for Dupont's brokerage and trading activities due to operating losses, and/or to make markets in more than a limited number of securities. No assurances can be given that such additional funds will be available on terms acceptable to the Company, if at all. The failure to obtain such additional funds may cause the Company to cease or curtail operations and may result in the complete loss of any value of the Saxon Common Stock. See "Business" and "Management's Discussion and Analysis of Financial Contribution and Results of Operations."

NATURE OF BROKERAGE BUSINESS

          The Company's current and intended stock brokerage and trading business, by its nature, is subject to various risks, particularly those arising from volatile markets, including the risk of losses from customers' inability to meet commitments (such as margin obligations), market-making activities, customer fraud, employee misconduct and errors, mistakes in the processing of securities transactions and litigation. Dupont is directly affected by national and international economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international financial and business communities and securities markets, changes in securities laws, the level of volatility of interest rates and substantial fluctuations in volume and price levels in the securities markets. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from principal transactions and commissions. Lower price levels of securities may result in losses from declining market value of securities held in trading positions. In periods of reduced sales and trading activity, profitability may be adversely affected because certain expenses remain relatively fixed. In addition, the securities industry is exposed to risk of loss from clearance and processing problems which may be especially acute during periods of heavy trading volume. See "Business."

LEGAL PROCEEDINGS AND LITIGATION POTENTIAL

          Many aspects of Dupont's business involve substantial risks of liability. Underwriters are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to public and private underwritten offerings. There has been an increased incidence of litigation in the securities industry in recent years, including class action law suits which generally seek substantial damages. Any litigation, whether or not meritorious, could consume significant resources of Dupont and could substantially affect its ability to carry on normal business operations.

RELIANCE ON SCHRODER

          Dupont incurs obligations to its customers which are supported by obligations to it from Schroder, its clearing agent, through which all of Dupont's accounts will be settled. Maintenance of a clearing relationship entails a risk of unreconciled differences, especially in periods of high trading volume. The inability of Schroder to meet its obligations could result in substantial losses to Dupont and the loss of the investors' entire investment. Any disruption in Dupont's relationship with Schroder may have an adverse effect on Dupont's ability to conduct its business. See "Business."

LIMITATIONS ON AND SPECIAL FACTORS RELATING TO MARKET-MAKING ACTIVITIES

          Dupont trades securities for its own account. In the future, depending upon capital requirements, Dupont intends to make a market in one or more over-the-counter securities. Dupont is subject to a restriction letter with the NASD whereby it may not make a market in more than ten securities of different companies. In market making, trading profits depend upon the skills of employees in market-making activities, the capital allocated to positions in securities, the volatility of the securities markets, and the general trend of prices in the securities markets. Trading as a principal requires the commitment of substantial capital and creates opportunities for profit as well as the risk of loss due to market fluctuations. While Dupont currently has excess net capital to undertake the limited market making activities, no assurances can be given that it will have sufficient net capital in the future or that Dupont will generate profits in its proposed market making and trading activities for Dupont. See "Business."

LIMITED SOURCES OF REVENUES

          The Company's activities of Dupont currently are limited to executing retail trades for its customers and for its own account trading as an investor in principal transactions with other brokerage firms. Accordingly, the Company's revenues are generated from a limited number of activities. Although Dupont expects to conduct market making and potentially investment banking activities in the future, there can be no assurance that it will be able to do so. Reliance upon a limited set of revenue sources significantly increases Dupont's vulnerability to poor performance in any one of its business activities. See "Business."

FLUCTUATING VOLUME AND PRICES OF SECURITIES

          Dupont and the securities industry in general are directly affected by national and international economic and political conditions, broad trends in business and finance, legislation and regulation effecting the national and international financial and business communities and securities markets, currency values, changes in securities laws, the level of volatility of interest rates and substantial fluctuations in volume and price levels in the securities markets. Dupont and the securities industry in general are subject to other risks, including, but not limited to, risks of loss from counterparty (a party to which Dupont has credit or performance exposure) failures to meet commitments, customer fraud, employee errors or misconduct and litigation. In addition, price fluctuations may cause losses on securities positions. The anticipated concentration of capital in the securities of those issuers held in inventory would increase the risk of loss from reductions in the market price of such securities. Since certain of Dupont's profits would be derived from the difference between the purchase price of a security and the sale price, declining prices generally result in reduced revenues. In addition, Dupont charges a commission on each transaction in which it acts as an agent, and therefore low trading volume results in reduced revenues. Under these conditions, profitability is adversely affected since many costs, other than commission compensation and bonuses, are fixed.

          The securities industry is subject to substantial fluctuations in volume and price levels of securities transactions. These fluctuations can occur on a daily basis, as well as over longer periods, as a result of local, national and international economic and political events and as a result of trends in business and finance. Reduced volume and prices generally result in lower commissions and may affect Dupont particularly acutely in light of the non-diversified nature of its activities and the degree to which many of its expenses are fixed. Dupont will be subject to each of such influences, and there can be no assurance that it will successfully overcome those risks associated with the securities business. See "Business."

COMPETITION

          All aspects of Dupont's business are highly competitive. In its brokerage activities, Dupont competes directly with national broker-dealers, which are large, well-known firms with substantially greater financial and personnel resources than Dupont. Dupont competes with many other financial institutions for key personnel, including salespeople, managers and other key persons. Many of Dupont's competitors conduct extensive advertising and actively solicit potential clients in order to increase their business. Dupont also competes with a number of smaller regional brokerage firms as well as discount brokerage firms which offer lower commission rates to their customers. In recent years, institutions such as large commercial banks, insurance companies and financial service companies have begun offering to their customers some of the same services Dupont offers, and as a result the competitive environment for brokerage firms such as Dupont may be adversely affected. See "Business."

REGULATION

          The business of Dupont is subject to regulation by various state and federal regulatory authorities which are charged with protecting the integrity of the securities and financial markets and protecting the interests of consumers. The SEC and the NASD, among others, may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees. Both the SEC and the NASD have stringent rules governing the operations of securities firms including the rules with respect to the net capital requirements of securities firms. The principal purpose of regulation and discipline of broker/dealers is the protection of customers and securities markets rather than the protection of creditors and stockholders of broker-dealers. In addition, Dupont is required to comply with all state licensing and other rules and regulations applicable to the brokerage business. Failure to comply with any of these laws, rules and regulations would have a material adverse effect upon Dupont. Further, the continued compliance with such regulations will create a continuing and significant financial expense. No assurances can be given that Dupont will be able to comply with all SEC, NASD and state rules and regulations and, in the event it is unsuccessful, the investors in this offering may lose their entire investment. See "Business."

LACK OF PUBLIC MARKET

          As of the date hereof, there is no public market for Saxon's Common Stock. After KHI completes its distribution of Saxon's Common Stock on the Payment Date to its shareholders of record on the Record Date, Saxon will attempt to obtain a presently unidentified broker/dealer registered with the NASD to file a 15(c)2-11 application with the NASD in order for the Saxon Common Stock to trade on the over-the-counter NASD Electronic Bulletin Board. The Company will also seek to obtain other market makers for the Saxon Common Stock. No assurances can be given that Saxon's efforts to develop a public market for its Common Stock will be successful or, if successful, that there will be an established market for Saxon's Common Stock in the future. See "Plan of Distribution/Market Information."

CONTROL BY PRINCIPAL SHAREHOLDERS

          Following the completion of KHI's distribution of Saxon Common Stock on the Payment Date to its stockholders of record on the Record Date, Nicholas Seccafico, Jr., and Lindo Garuffi including members of their immediate families (the "Control Group"), will beneficially own and control approximately 45% of the outstanding Saxon Common Stock. Such Control Group may be in a position to influence the election of the Board of Directors of the Company and other stockholder matters. See "Security Ownership of Management and Others."

NO DIVIDENDS AND NONE ANTICIPATED

          The payment by the Company of cash dividends on its Common Stock, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition as well as other relevant factors. The Company has not paid or declared any cash dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated future financial requirements, does not contemplate or anticipate making any cash distributions upon its Common Stock in the foreseeable future. See "Description of Common Stock."

SHARES ELIGIBLE FOR FUTURE SALE

          After the Payment Date, Saxon's officers and directors will beneficially own and control 649,985 shares (not including options to purchase 800,000 shares) of Saxon's outstanding 2,465,735 shares of Common Stock all of which have been registered for distribution to the KHI stockholders of record on the Record Date. It is the intention of the Company to register the 800,000 shares of Common Stock underlying the options beneficially owned by Saxon's officers and directors, pursuant to a Form S-8 Registration Statement to be filed after the date of this Prospectus. Of the 2,465,735 shares, 649,985 have been registered for resale in this Prospectus on behalf of Saxons two officers and directors and their family members. In the event this Prospectus becomes outdated or options get exercised without the Company registering such shares on a Form S-8 Registration Statement, such persons may sell their shares of Common Stock of Saxon in compliance with Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar
weeks prior to such sale.   See "Shares Eligible for Future Sale."

"PENNY STOCK" REGULATIONS

          The SEC has adopted regulations under the Exchange Act which generally define a "penny stock" to be any equity security that has a market price (as defined in the Exchange Act) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the Saxon Common Stock is not traded on a National Market Exchange or NASDAQ, the Saxon Common Stock may be deemed to be a "penny stock" and become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the Saxon Common Stock information on the limited market in penny stocks and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years. Further, monthly statements must be sent disclosing current price information for the penny stock held in the account. Such rules may adversely effect a market from developing in the Saxon Common Stock and, if developed, the ability of broker-dealers to sell the Saxon Common Stock.

LIMITATION ON DIRECTOR LIABILITY

          As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Management-Limitation of Directors' Liability; Indemnification."

ABSENCE OF INDEPENDENT DIRECTORS

          The Company has two directors each of whom are an officer and/or principal stockholder of the Company and KHI. The absence of outside or disinterested directors may result in less objectivity and an increased risk for conflicts of interest with respect to (i) decisions made by the Board of Directors, (ii) competition for corporate opportunities and transactions between the Company and KHI. The Company has not adopted any procedure for dealing with such conflicts of interest. See "Management."

COMPANY WILL NOT RECEIVE PROCEEDS FROM SALES BY KHI STOCKHOLDERS

          This Prospectus relates to Saxon Common Stock to be distributed by KHI to its stockholders. The Company will not receive any proceeds from the distribution or subsequent sale of the Saxon Common Stock by KHI stockholders or Selling Security Holders. See "Use of Proceeds."

FEDERAL INCOME TAX CONSEQUENCES

          The distribution of Saxon Common Stock to KHI stockholders will result in taxable income to the recipient of such distribution. See "Federal Income Tax Consequences."

                                USE OF PROCEEDS

          The Company will not realize any proceeds from the completion of KHI's distribution of its Saxon Common Stock on the Payment Date to KHI stockholders of record on the Record Date or from sales made by Selling Security Holders. The expenses of this Offering, estimated at $75,000, will be paid by KHI through capital contributions to the Company.


                                 SELECTED FINANCIAL DATA

     The following selected information has been derived from the historical financial statements of Dupont, the Company's wholly-owned subsidiary, included elsewhere in this Prospectus and should be read in conjunction therewith, including the notes thereto.



INCOME STATEMENT DATA:

                                                Period From
                                                November 7, 1996
                                                (Inception) to
                                                May 31, 1997
                                            ----------------------

Revenues (Dividend Income)                         $18,408
Operating Expenses                                  38,471
Net Loss                                           (20,063)



BALANCE SHEET DATA:

                                                May 31, 1997
                                            ----------------------

Working Capital                                   $764,639
Total Assets                                       861,651
Total Liabilities                                   14,504
Stockholders' Equity                               847,147

     The following selected information has been derived from the historical consolidated financial statements of the Company included elsewhere in this Prospectus and should be read in conjunction therewith, including the consolidated notes thereto.

INCOME STATEMENT DATA:

                                   Period From
                                  July 9, 1997
                                 (Inception) to
                                  May  31, 1998
                               -------------------

Total Revenues                    $ 540,163
Operating Expenses                 930, 721
Loss from operations               (390,558)
Loss from trading activities       (181,764)
Net Loss                           (572,322)


BALANCE SHEET DATA:

                                  May 31, 1998
                               -------------------

Working Capital                   $ 265,938
Total Assets                        515,878
Total Liabilities                   110,053
Stockholders' Equity                405,825


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     Saxon was formed under the laws of the State of Delaware on July 9, 1997 and Dupont was formed under the laws of the State of New York on November 7, 1996. Saxon is a holding company whose entire operations are conducted through Dupont. On June 10, 1997, Dupont commenced initial operations as a
broker/dealer.   Prior to that date, planned principal operations of Dupont had not commenced, and it had no revenues, earnings or history of operations. Dupont's activities from inception through June 10, 1997 consisted of: filing necessary incorporation and organization documents, filings made with the SEC, NASD and state securities commissions of various documents to become a registered broker/dealer authorized to conduct business in various states and entering into a clearing agreement with a clearing firm. KHI contributed $750,000 to Dupont as an initial capital contribution. This financing provided the monies Dupont needed to become licensed as a broker-dealer and to commence
operations.   In June 1975, the Financial Accounting Standards Board, in its
Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of the Company, its activities from the inception of Dupont in November 1996 through July 28, 1997, fall within the referenced guidelines. Accordingly, the Company has reported its activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

     On July 28, 1997, the Company acquired Dupont from KHI as a capital contribution. During the period July 9, 1997 through May 31, 1998, the Company had consolidated total revenues of $540,163 ($514,376 of which resulted from commissions received from retail transactions with Dupont's own customers) and incurred a consolidated net loss of $572,322 primarily as a result of operating expenses of $930,721 and trading losses from investments for Dupont's own account, totaling $181,764. Dupont's trading profits (losses) from June 1997 to June 1998 are as follows: $0-June 1997, $(6,842)-July 1997, $(52,624)-August
1997, $12,851- September 1997, $(79,698) -October 1997, $(28,377)-November 1997,
$9,026 -December 1997, $(22,338)-January 1998, $(2,084)-February 1998, $17,272-
March 1998, $128-April 1998, $(29,078)-May 1998 and $(2,634)-June 1998.
Management believes that Dupont's trading profits and losses will continue to fluctuate from month to month based upon market conditions and the skills of its traders.

     Historically, the average size of a retail transaction with Dupont's customers has been 700 shares and the average size of a transaction for Dupont's own account is 1,000 shares. These averages have remained fairly constant during the six months ended June 30, 1998 as Dupont's business matures. Management believes that the break even point for customer transactions is approximately 3,000 trades per month assuming no other income is received by Dupont and that it experiences no trading profits or losses.

     Dupont is seeking to expand its client base and the potential revenues to be derived there from by attempting to hire additional Registered Representatives and through client referrals.

LIQUIDITY AND CAPITAL RESOURCES

     KHI contributed to the Company a total of $750,000 as capital contribution in order to fund the start-up operations of Dupont which commenced on June 10, 1997. Subsequently, KHI contributed to the Company a total of an additional $293,000 as a capital contribution prior to May 31, 1998 and an additional $100,000 after year-end. The Company's capital and operational requirements cannot be predicted with certainty and are subject to modification from time to time in the future, in part based upon events which may be beyond its control. While Management believes that the Company's existing working capital of $265,938 at May 31, 1998 together with the above referenced $100,000 capital contribution from KHI provides sufficient liquidity and capital resources for the Company's operations over the next 12 to 15 months, the Company may require additional debt or equity funds in the future for Dupont's brokerage and trading activities due to operating losses and/or to make markets in more than a limited number of securities. No assurances can be given that such additional funds will be available on terms acceptable to the Company, if at all. The failure to obtain such additional funds may cause the

Company to cease or curtail operations and result in the complete loss of any value of the Saxon Common Stock. See "Business."

     During the period from July 9, 1997 through May 31, 1998, net cash was used in operating activities and investment activities. Cash used in investment activities were used to make capital expenditures and purchase marketable equity securities. Net cash was provided by financing activities as a result of capital contributions from KHI, margin loans and loans from an officer of the Company.

PLAN OF OPERATIONS

     The Company through its wholly-owned subsidiary, Dupont, has operated as a NASD licensed broker-dealer since June 10, 1997. As of August 20, 1998, Dupont has ten registered representatives with NASD licenses. Dupont is currently executing retail orders for its approximate 200 non-affiliated customers and for its own account trading as an investor in principal transactions with other brokerage firms. Dupont is seeking to expand its customer base by hiring additional experienced registered representatives with NASD licenses and through recommendations of existing clients. Dupont anticipates that its current facilities are sufficient for its immediate future and that it has the available space at its New York facility (which is only approximately 60% being utilized) to meet its anticipated needs, should Dupont be successful in hiring up to five additional registered representatives. Dupont intends to spend approximately $20,000 to purchase an order entry system for its brokerage business and approximately $2,000 per newly hired broker in computer equipment. Management believes that Dupont's existing working capital provides sufficient cash to
carry out its plan of operations.   See "Liquidity and Capital Resources."

                                     BUSINESS

INTRODUCTION

          Saxon was formed under the laws of the State of Delaware on July 9, 1997 as a wholly-owned subsidiary of KHI. On November 7, 1996, KHI formed Dupont as a wholly-owned subsidiary under the laws of the State of New York to engage in the securities business. On July 28, 1997, KHI transferred its entire stock ownership in Dupont to Saxon. Currently, Saxon's only business is through the operations of Dupont, a broker-dealer registered with the SEC and the NASD. As of August 20, 1998, Dupont is licensed to do business in 23 states, namely, CA, CO, CT, FL, GA, IA, IL, IN, MA, MD, MN, MO, NJ, NV, NY, OH, OK, PA, RI, TX,
VA, VT and WA.   All references to "the Company" include Saxon and its wholly-
owned subsidiary, Dupont, unless the context indicates otherwise.

          Dupont commenced operations as a new broker-dealer on June 10, 1997. Dupont's activities are subject to all the risks of a new enterprise and have been limited to executing retail orders for its approximate 200 non-affiliated customer accounts (as of August 20, 1998) and for its own account trading as an investor in principal transactions with other brokerage firms. From June 1997 through June 30, 1998, Dupont has executed approximately 10,500 transactions for its customers and approximately 6,500 transactions
for its own account.   See "Management's Discussion and Analysis of Financial
Condition and Results of Operations" with regard to Dupont's history of trading losses and certain other related information regarding Dupont. As of August 20, 1998 Dupont has ten registered representatives with NASD licenses including two executive officers, namely Michael F. Franzese and Louis Galeotafiore, which when combined with one other administrative person brings the total number of
full-time employees to eleven.   Messrs. Franzese and Galeotafiore each have
been in the securities business for over 30 years. Dupont's revenues are dependent upon the sales efforts of its registered representatives. The loss of any of its registered representatives could have a material adverse effect on Dupont's operations. While the Company is currently seeking to hire additional registered representatives, no assurances can be given that it will be successful in these efforts.

          Dupont's registered representatives do not engage in "cold calling," which is an effort by a registered representative to obtain new customers by initiating telephone calls to persons on lists either supplied to or purchased by the registered representative. The term "cold calling" is not applicable to persons recommended to a broker by a present account or an acquaintance of such broker.

NASD RESTRICTION LETTER

          Dupont intends to effect transactions as principal with its own retail customers and to make markets in various over-the-counter stocks. Such intended activities will be limited by the amount of Dupont's then available net capital. Currently, Dupont's restriction letter with the NASD requires that Dupont will seek NASD District Office No. 10 review and permission before it (i) engages in its first private placement activity (it being noted that Dupont does not presently intend to engage in such activity) and (ii) makes markets in more than 10 securities of different companies. Dupont has also agreed with the NASD that all trading activities will be handled solely by qualified personnel under the direct supervision of the registered principal responsible for the firm's trading department, to clear all transactions on a fully disclosed basis through one or more clearing broker-dealers, to maintain minimum net capital of at least $100,000 and to file trial balances, capital computations and supporting schedules with the NASD.

OPERATIONS OF DUPONT

Securities Brokerage
--------------------

          Dupont's clientele consists of approximately 98% individuals and 2% trusts, partnerships and corporate accounts. These clients have accounted for 100% of Dupont's historical revenues (exclusive of Dupont's trading for its own account) derived from Dupont executing transactions in equity and debt securities as agent for such customers. In the future, Dupont proposes to also effect transactions as principal with its own retail customers and make a market in one or more over-the-counter securities. As of August 20, 1998, Dupont has not derived any revenues from these proposed activities.

Agency Business
---------------

          Dupont acts on an agency basis in securities transactions for its customers. Such transactions generate securities commission revenues. Commissions are charged on both exchange and over-the-counter agency transactions for individual customers in accordance with a schedule which Dupont has formulated, which may change from time to time. In certain cases, discounts from the schedule may be granted to customers. Dupont's securities commissions result from executing transactions in listed and over-the-counter stocks and bonds with an estimated 50% in NASDAQ securities, 38% New York Stock Exchange securities and 2% American Stock Exchange securities. The remaining transactions (approximately 10%) are in options on various exchanges .

Principal Transactions
----------------------

          Dupont intends to act as a principal in executing trades in over-the-counter equity securities with its own retail customers. When transactions are executed by Dupont on a principal basis, Dupont will receive, in lieu of commissions, mark-ups or mark-downs which constitute revenues from principal transactions. Inventories of over-the-counter securities will at times be carried to facilitate sales to customers and other dealers.

          The level of positions carried in Dupont's trading accounts may fluctuate significantly. The size of the securities positions on any one date may not be representative of Dupont's exposure on any other date because the securities positions vary substantially depending upon economic and market conditions, the allocation of capital among types of inventories, customer demands and trading volume. The aggregate value of inventories that Dupont may carry is limited by certain requirements of the SEC's Net Capital Rule as described herein under "Net Capital."

          Dupont intends to make a market, in effect maintaining firm bid and offer prices, in common stocks which are traded on the NASD's Automated Quotation System and common stocks which are traded on the NASD's Electronic Bulletin Board. The amount of stocks that Dupont intends to make a market at any one time will fluctuate and Dupont may make a market in securities of up to ten different companies without NASD consent. In the event that Dupont desires to make a market in securities of more than 10 companies, it is required to seek permission of its local NASD district office and obtain consent prior to making a market in additional equity securities.

          In the event Dupont executes principal transactions with its own retail customers, such transactions expose it to risk because securities positions are subject to fluctuations in market value and liquidity. Each trader registered with Dupont is expected to maintain internal position limits and Dupont will review regularly the age and composition of its securities positions.

Clearing Arrangements and Customer Credit
-----------------------------------------

          Dupont does not maintain its own customer accounts or provide customer credit. Dupont utilized, on a fully disclosed basis, the services of Oscar Gruss & Son Incorporated ("Oscar Gruss"), pursuant to a clearing agreement dated April 4, 1997, to process all securities transactions and maintain the accounts of its customers. On October 17, 1997, Dupont entered into a new Clearing Agreement with Schroder to act as its clearing agent on a "fully disclosed" basis and subsequently terminated its relationship with Oscar Gruss. All transactions are currently being executed for Dupont by Schroder, a non-affiliated corporation. Pursuant to its clearing agreement, Schroder maintains its customer accounts which includes holding the customer funds and securities, issuing monthly statements, executing customer trades or exchanges in which it is a member, issuing confirmations of purchases and sales and settling all transactions, receiving and safeguarding funds and securities and handling the regulation of credit extension and preparation of monthly account statements. Management believes that Schroder provides these services to Dupont and its customers at a total cost which is less than it would cost Dupont to process such transactions on its own. All Schroder correspondent clearing clients whose accounts are carried on Schroder's books and records received $50 million insurance protection without any cost to the client. This protection is provided by SIPC amounting to a total of $500,000 including up to $100,000 on cash. In addition to SIPC coverage, Schroder has a separate Excess SIPC policy issued by Aetna increasing its clients' securities protection by additional $49.5 million without any additional cost to Schroder clients. Thus, the maximum coverage provided by Schroder is $50 million of which $100,000 continues to be on cash. Schroder has over 20 years of experience in serving as clearing agent for many firms. Schroder is an international merchant and investment banking group with presence in financial centers worldwide.

          Schroder lends funds to Dupont's customers through the use of margin credit. These loans are made to customers on a secured basis, with Schroder maintaining collateral in the form of saleable securities, cash or cash equivalents. Under the terms of the clearing agreement with Schroder, Dupont indemnifies Schroder on any loss of these credit arrangements.

          Dupont's clearing agreement with Schroder can be canceled by either party upon 60 days prior written notice. Dupont's clearing agreement provides for certain events of default and various terms and conditions. One of such requirements is that the broker-dealer clearing through it must maintain minimum net capital in accordance with the SEC rules and regulations under the Securities Act.

Net Capital Rule
----------------

          Dupont is subject to an SEC Regulation known as the "Net Capital Rule" which is designed to measure the financial integrity and liquidity of a broker-dealer. The Net Capital Rule requires that a minimum amount of its assets be relatively liquid and imposes a duty on a broker-dealer of prompt notification to the SEC and NASD if the broker-dealer is not in compliance. Net capital is essentially defined as net worth (assets minus liabilities) plus certain qualifying subordinated loans, less various mandatory deductions. Such deductions result from excluding assets not readily convertible into cash and from conservative valuation of certain other assets. Among such mandatory deductions are adjustments (called "haircuts") in the market value of securities to reflect the possibility of a market decline prior to disposition. The Net Capital Rule as applied to Dupont requires that the ratio of aggregate indebtedness, as defined by the rule, to net capital not exceed fifteen to one. Moreover, Dupont is required to maintain a minimum net capital of 12.5% of aggregate indebtedness or $100,000, whichever is greater under the SEC Net Capital Rule. Compliance with the Net Capital Rule, as well as other financial requirements, will limit those operations of the Company which require the intensive use of capital, such as trading and other market making activities.
As of the date of this Prospectus, Dupont is in compliance with the Net Capital Rule and has been in compliance at all times in the past since it commenced operations in June, 1997. As of May 31, 1998, Dupont has net capital of $145,369 and excess net capital of $45,369. Subsequent to May 31, 1998, KHI contributed $100,000 to Dupont's net capital. No assurances can be given that Dupont's operations will enable it to maintain compliance with the SEC Net Capital Rule in the future. The failure to maintain compliance with the SEC Net Capital Rule could lead to the termination of Dupont's operations and may adversely affect the Company.

Regulatory Matters
------------------

          The securities business is subject to extensive regulation under federal and state laws. The principal purpose of regulation of broker-dealers is the protection of customers and the securities markets rather than protection of creditors, shareholders and partners of broker-dealers. The SEC is the federal agency charged with administration of federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations ("SRO), principally the National Association of Securities Dealers ("NASD") and the national securities exchanges, such as the NEW YORK STOCK EXCHANGE ("NYSE") and AMERICAN STOCK EXCHANGE ("AMEX"). The self-regulatory organizations adopt rules (subject to approval by the SEC) which governs the industry. These SRO's also conduct periodic examinations of member broker-dealers. Securities firms are also subject to regulation by state securities administrators in states in which they are registered. Other regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, trading practices among broker-dealers, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and by SRO's, or changes in the interpretation or enforcement of existing laws and rules often directly affect the method of operation and profitability of brokers and dealers. The SEC, the SRO's and state securities commissions may conduct administrative proceedings which, after appropriate hearings and an appeal process, can result in censure, fine, issuance of cease-and-desist orders or suspension or expulsion of a broker-dealer, its officers or employees, any of which could have a material adverse effect on the business of such broker-dealer.

          Dupont is registered as a Broker-Dealer with the SEC, is a member of the NASD, is licensed as a broker-dealer in many states and intends to register as a broker-dealer in
additional states as needed.   If for any reason Dupont's ability to register in
additional states is foreclosed or otherwise limited, its business operations can be adversely affected.

COMPETITION

          Competition in the securities brokerage and investment banking business is highly intense. Dupont competes directly with discount and full-service brokerage firms and commercial banks, almost all of which are established, have substantially greater financial and other resources, and have achieved greater public acceptance than Dupont. Commercial banks presently provide many of the services offered by brokerage firms and may provide more in the future. Dupont will be a minor factor in the United States securities brokerage industry.

EMPLOYEES

          Saxon has no employees. Dupont has eleven full-time employees including ten that have NASD licenses and one clerical person.

FACILITIES

          Dupont has a one year lease of approximately 1,000 square feet of space in Greenwich, CT pursuant to which it is paying a monthly base rental of approximately $500. Dupont also has a three year lease of approximately 3,000 square feet of space in Oyster Bay, NY at a monthly base rental of approximately $3,000. Since July 1997, Saxon utilizes the office of Nicholas J. Seccafico, Jr. rent free at 33 Eleventh Avenue, Huntington Station, NY 11746. The use of his office is limited to an immaterial amount of usage of his telephone.

LEGAL PROCEEDINGS

          There are currently no legal proceedings pending or, to the best of Management's knowledge, threatened against the Company.

                                 MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The names of the directors and executive officers of Saxon are as follows:

Name                          Age               Position
----                          ---               --------

Nicholas J. Seccafico, Jr.     58  President, Chief Financial Officer,
                                   Director

Lindo Garuffi                  65  Secretary, Treasurer, Director

     Set forth below is a biographical description of each director and executive officer of Saxon based upon information supplied by them:

     Nicholas J. Seccafico, Jr. has been an officer and director of Saxon since July 1997. Since May 1995, Mr. Seccafico has been an officer and director of KHI and was previously an officer and director of KHI from March 1988 through November 1989. Since 1977, Mr. Seccafico has been president and chief executive officer of CPC Corp., currently a manufacturing based technology coating company. Since 1992, Mr. Seccafico has been founder and chief executive officer of Pathfinder International Group, Inc., a company which services include investment banking, business evaluation and merger and acquisition development. He has worked in areas of development, production, marketing and selling cutting technologies. He has owned and assisted in the development of environmental remediation companies (emphasis on lead paint testing and bioremediation) and mariculture. Mr. Seccafico has served as an investment banker and business consultant to a U.S. lead testing company and an investment banker and business partner to West Indies Mariculture. Mr. Seccafico also developed the IBIS Program (International Business Incubation Systems) and introduced this Program to the Long Island Association Program. He developed proprietary cost effective research and business development services that allow small and medium sized
companies to analyze finance and implement global ventures.   Mr. Seccafico is a
Trustee at Dowling College, Oakdale, NY.

     Lindo Garuffi has been an officer and director of the Company since July 1997. Since May 1995, Mr. Garuffi has been an officer and director of KHI. For the past 20 years, Mr. Garuffi is co-founder, president and chief executive officer of Associated Marble Industry, Inc., a company that developed an international network of quarry suppliers. Mr. Garuffi has extensive international business experience throughout Europe, Africa and the Middle East.

     The names of the directors and executive officers of Dupont are as follows:

Name                        Age    Position
----                        ---    --------
Michael F. Franzese         54    President, Chief Executive Officer,
                                  Director

Louis Galeotafiore          55    Treasurer, Secretary, Director


     Set forth below is a biographical description of each director and executive officer of Dupont based upon information supplied by them:

     Michael F. Franzese has been President, Chief Executive Officer and a Director of Dupont since its inception in November 1996. Mr. Franzese has 30 years of experience in the brokerage business having held positions at various
firms.   From 1991 to November, 1996, Mr. Franzese served as a consultant to government dealers, banks and brokerage firms. From May 1996 to November 1996, he was a registered representative of American Classic Financial Co. and Senior Vice President at NFS Services Inc. from August 1995 to November 1996. From February 1992 to June 1993, he was a consultant to Berkeley Securities Corp. From May 1991 to August 1995, he was President and Chief Executive Officer of
Michael Franzese & Associates.    At Dupont, he is a Registered Representative
(Series 7 and 63), General Securities Principal (Series 24) and Municipal Principal (Series 53). Mr. Franzese serves as the Compliance Officer at Dupont.

     Louis Galeotafiore has been Treasurer, Secretary and Director of Dupont since its inception in November 1996. Mr. Galeotafiore has over 30 years of experience in the securities brokerage business, having held positions at various firms. From October 1993 to October 1996, he was a branch manager at Midwood Securities and prior thereto from September 1990 to October 1993, he was a registered representative at R.J. Forbes. At Dupont, he is the Registered Options Principal (Series 4), Registered Representative (Series 7 and 63), General Securities Principal (Series 24) and Financial Principal (Series 27). Mr. Galeotafiore serves as the Branch Manager at Dupont.

     All directors of the Company hold office until the next annual meeting of shareholders of the Company or until their successors are elected and qualified. Executive officers hold offices at the pleasure of the Board and until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

FOUNDER/CONTROL PERSON

     KHI may be deemed to be a founder or control person of Saxon. Prior to the Payment Date, KHI owns 100% of the outstanding Common Stock. KHI has not been involved in any legal proceedings since its inception in 1987.

                             EXECUTIVE COMPENSATION

     From the inception of the Saxon to the date of this Prospectus, no compensation has been paid to its Chief Executive Officer or any other officer. From the inception of Dupont in November 1996 through December 31, 1997, no executive officer of Dupont was paid salary and bonus of $100,000 or more and no compensation was paid to Dupont's Chief Executive Officer. The following is the summary compensation table for the Company's and Dupont's Chief Executive Officers for the period November through December 1996 and calendar year l997.


                           SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                                                            ----------------------------------
                                Annual Compensation                 Awards            Payouts
--------------------------------------------------------------------------------------------------------------------
(a)                 (b)       (c)        (d)        (e)        (f)            (g)        (h)       (i)
                                                   Other                                           All
Name                                              Annual    Restricted                            Other
and                                               Compen-     Stock                     LTIP     Compen-
Principal                                         sation     Award(s)      Number of   Payouts    sation
Position            Year    Salary ($)  Bonus ($)   ($)      ($)    (1)     Options      ($)         ($)   (2)

--------------------------------------------------------------------------------------------------------------------

                    1997         -0-        -0-       -0-     -0-             -0- (1)      -0-        -0-
Nicholas J.
Seccafico, Jr.
   CEO of Saxon
--------------------------------------------------------------------------------------------------------------------

                    1996         -0-        -0-       -0-     -0-                -0-       -0-        -0-
--------------------------------------------------------------------------------------------------------------------

                    1997      15,000        -0-       -0-     -0-                -0-       -0-        -0-
Michael F.
Franzese,
   CEO of Dupont
--------------------------------------------------------------------------------------------------------------------

                    1996         -0-        -0-       -0-     -0-                -0-       -0-        -0-
--------------------------------------------------------------------------------------------------------------------


The foregoing does not reflect compensation paid ( i.e. $6,000 per month) by KHI as a consulting fee to a company controlled by Mr. Seccafico but does include compensation paid by KHI to Mr. Franzese in his capacity as an executive officer of Dupont.

(1) Does not include options to 400,000 shares which have been cancelled, but will be regranted upon the completion of this offering based upon the then fair market value of the Company's Common Stock.

Stock Option Plan
-----------------

     The Company granted on September 11, 1997 non-qualified stock options to purchase an aggregate of 800,000 shares of its Common Stock at an exercise price of $.10 per share over a term of five years. Nicholas J. Seccafico, Jr. and Lindo Garuffi each received options to purchase 400,000 shares. These options which were granted pursuant to a stock option plan (the "Plan") adopted in 1997 were subsequently cancelled, but will be regranted to such persons upon the completion of this offering based upon an exercise price equal to 100% of the then fair market value of the Company's Common Stock. The Plan covers 1,000,000 shares of Common Stock (subject to adjustment to cover stock splits, stock dividends, recapitalizations and other capital adjustments). Employees, including officers and directors and consultants of the Company are eligible to participate in the Plan. The Plan provides that options to be granted under the Plan will be designated as incentive stock options or non-incentive stock options by the Board of Directors or a committee thereof, which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the options. Options designated as incentive stock options are intended to receive incentive stock option tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

     The Plan provides that all options granted thereunder shall be exercisable during a period of no more than 10 years from the date of grant (five years for incentive stock options granted to holders of 10% or more of the outstanding shares of Common Stock), depending upon the specific stock option agreement and that the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock), but in no event less than the initial public offering price of the Company's proposed public offering. Pursuant to the provisions of the Plan, the aggregate fair market value (determined on the date of grant) of the shares of the Common Stock for which incentive stock options are first exercisable under the terms of the Plan by an option holder during any one calendar year cannot exceed $100,000.

     Currently, the Plan provides that if the employment of an optionee is terminated other than by reason of death, disability or retirement at age 65, any incentive stock options granted to the optionee will immediately terminate. If employment is terminated by reason of disability or retirement at age 65, the optionee may, within one year from the date of termination, in the event of termination by reason of disability, or three months from the date of termination, in the event of termination by reason of retirement at age 65, exercise the incentive stock option (but not after the normal termination date of the option). If employment is terminated by death, the person or persons to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution have similar rights of exercise within three months after such death (but not after the normal termination date of the option). Any termination provisions of non-statutory stock options will be fixed by the board of directors or a committee thereof.

     Options are not transferable otherwise than by will or the laws of descent and distribution and during the optionee's lifetime are exercisable only by the optionee. Shares subject to options which expire or terminate may be the subject of future options. The Plan will terminate in 2007. As of the date of this Prospectus, the Company has no outstanding options, but will issue options to purchase an aggregate of 800,000 shares upon the completion of this offering as described above.

EMPLOYMENT AGREEMENTS

     None of the Company's officers and directors have any employment contracts with the Company.

DIRECTOR COMPENSATION

     None of the Company's directors have received any compensation from the Company except as described under "Stock Option Plan." Payment of compensation in the future will be at the sole discretion of the Board of Directors of the Company.

LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION

     Pursuant to Saxon's By-Laws, Saxon must, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons (e.g., directors and officers) whom it may indemnify pursuant thereto and to advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the GCL so requires, the indemnitee must provide Saxon with an undertaking to repay all amounts advanced if so determined by a final judicial decision. Saxon's Certificate of Incorporation contains a provision eliminating, to the full extent permitted by Delaware law, the personal liability of Saxon's directors for monetary damages for breach of a fiduciary duty. By virtue of this provision, under current Delaware law, a director of Saxon will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of his duty of loyalty to Saxon or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under Delaware law and (iv) any transaction from which he derives an improper personal benefit. This provision of Saxon's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in Saxon's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action if successful, might otherwise have benefitted Saxon and its stockholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                              CERTAIN TRANSACTIONS

     On July 10, 1997 and August 15, 1997, Saxon sold 100 shares and 2,465,635 shares, respectively, of Saxon's Common Stock to KHI for a total purchase price of $10,000. This Prospectus relates to the distribution by KHI of all of its outstanding 2,465,735 shares of Saxon Common Stock to the stockholders of KHI. See "Plan of Distribution/Market Information."

     On July 28, 1997, KHI transferred its entire ownership of Dupont's outstanding common stock to Saxon as a capital contribution. Prior thereto, KHI made a $750,000 contribution to the capital of the Company. Thereafter, KHI made additional capital contributions to the Company totaling approximately $393,000 before offering costs of approximately $75,000 to register the Company's Common Stock with the SEC.

                SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     As of the date of this Prospectus, KHI owns 2,465,735 shares of Saxon's Common Stock, representing 100% of Saxon's outstanding Common Stock. Nicholas
J. Seccafico Jr. and Lindo Garuffi will upon the completion of this offering, each own options to purchase 400,000 shares of Saxon's Common Stock equivalent to 14% of the then outstanding shares of Saxon. After the Payment Date, all of Saxon's Common Stock will be distributed by KHI to its stockholders of record on the Record Date. The following table sets forth certain information as of the Payment Date regarding the beneficial ownership of Saxon's Common Stock by: (i) all persons known by Saxon to own beneficially more than 5% of Saxon's Common Stock; (ii) each director and officer of Saxon individually; and (iii) all directors and officers of Saxon as a group.

                                                  PERCENTAGE OF
                                                  COMMON STOCK
                                    AMOUNT AND     OUTSTANDING
                                    NATURE OF         AFTER
NAME AND ADDRESS OF                 BENEFICIAL    PAYMENT DATE
BENEFICIAL OWNER (1)                OWNERSHIP      (2)

-----------------------------------------------------------------
Nicholas J. Seccafico, Jr.
33 Eleventh Ave.
Huntington Station, NY 11746 (4)       600,000       20.9
-----------------------------------------------------------------
Lindo Garuffi
92 Parsons Blvd.
Malba, NY 11357 (3) (4)                849,985       29.7
-----------------------------------------------------------------
All officers and
directors
as a group
(2 persons)                         1 ,449,985       44.4
-----------------------------------------------------------------

_________________

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.
(2)  Based upon 2,465,735 shares of Saxon Common Stock outstanding.
(3) Includes shares of Saxon Common Stock owned by members of Lindo Garuffi's family.

(4)  The table includes options to purchase 400,000 shares of Saxon's Common
     Stock to be granted to each of  Messrs. Seccafico and Garuffi.   See
     "Executive Compensation - Stock."

                          DESCRIPTION OF COMMON STOCK

     Saxon's Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 20,000,000 shares of Common Stock, $.001 par value. The following is a brief description of Saxon's Common Stock. The rights of the stockholders of Saxon are established by its Certificate of Incorporation, the Bylaws, and laws of the State of Delaware. The descriptions set forth below are intended as summaries only and are qualified in their entirety by reference to the Certificate of Incorporation, the Bylaws, and the relevant Delaware law.

COMMON STOCK

     The authorized Common Stock of Saxon consists of 20,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 2,465,735 shares of Saxon Common Stock were outstanding. Holders of shares of the Saxon Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of shares of Saxon Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. However, it is the present intention of Saxon not to pay any cash dividends, but to reinvest earnings, if any, into the Company. In the event of liquidation, dissolution or winding up of Saxon, the holders of shares of Saxon Common Stock are entitled to share ratably in all assets after payment of any preference to the holders of Preferred Stock, if any. Shares of Saxon Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to the Saxon Common Stock.

ANTI-TAKEOVER STATUTE

     Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the stock of a Delaware corporation, he becomes an "interested stockholder" and may not engage in a "business combination" with that corporation for a period of three years. The term "business combination" includes a merger, a sale of assets, or a transfer of stock. The three year moratorium may be terminated if any of the following conditions are met: (1) the Board of Directors approved the acquisition of stock or the business combination before the person became an interested stockholder, (2) the interested stockholder acquired 85% of the outstanding voting stock in such transaction, excluding in the determination of outstanding stock is any stock owned by individuals who are officers and directors of the corporation and any stock owned by certain employee stock plans, or (3) the business combination is approved after the person became an interested stockholder by two-thirds of the voting stock which is not owned by the interested stockholder. The foregoing provisions do not currently apply to the Company and its principal stockholders, Nicholas Seccafico, Jr., and Lindo Garuffi, because the Company does not have voting stock held of record by more than 2,000 stockholders and securities authorized for quotation on The NASDAQ Stock Market.

     SELLING SECURITY HOLDERS

This Prospectus includes the resale of 703,735 shares of Saxon's Common Stock to be received by two officers and directors of KHI and their immediate family members.

                                                                   Percent of Common Stock
Name of Beneficial Owner                               Common Stock Owned   Owned%
------------------------------------------------------------------------------------------
                                     Prior to   After    Prior to           After
                                     Offering  Offering  Offering          Offering
------------------------------------------------------------------------------------------
Nicholas J. Seccafico, Jr. (1)        600,000   400,000      20.9           14.0
------------------------------------------------------------------------------------------
Lindo Garuffi (1)                     649,985   400,000      22.7           14.0
------------------------------------------------------------------------------------------
Susan Borriello (2)                    25,000       -0-       1.0            -0-
------------------------------------------------------------------------------------------
Susan Borriello f/b/o
 Salvatore Alexis Borriello,
 an infant (2)                         25,000       -0-       1.0            -0-
------------------------------------------------------------------------------------------
Susan Borriello f/b/o Erica
 Alexia Borriello, an infant (2)       25,000       -0-       1.0            -0-
------------------------------------------------------------------------------------------
Susan Borriello f/b/o Giulia
 Alexandra Borriello, an
  infant (2)                           25,000       -0-       1.0            -0-

------------------------------------------------------------------------------------------
Linda G. Imperiale (2)                 25,000       -0-       1.0            -0-
------------------------------------------------------------------------------------------
Linda G. Imperiale f/b/o
 Marco A. Imperiale,
 an infant (2)                         25,000       -0-       1.0            -0-

------------------------------------------------------------------------------------------
Linda G. Imperiale f/b/o
 Mario L. Imperiale, an
 infant (2)                            25,000       -0-       1.0            -0-
------------------------------------------------------------------------------------------
Linda G. Imperiale f/b/o
 Michael E. Imperiale,
 an infant (2)                         25,000       -0-       1.0            -0-
------------------------------------------------------------------------------------------

(1)  An executive officer and director of Saxon.
(2) These shares are owned of record and beneficially by the persons named in the table. However, such persons are relatives of Mr. Garuffi and he may be deemed to be the beneficial owner of these shares since he believes he has considerable influence as to voting and/or disposition of shares of the Company's Common Stock owned by the persons named in the table above. If an additional 200,000 shares are beneficially owned by Mr. Garuffi, he would beneficially own 849,985 shares before the offering representing 29.7% and 400,000 shares after the offering representing 14.0%.

     The Securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer the Securities through underwriters, dealers or agents. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of the Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the
Selling Security Holders in connection with such sales of securities.   The
Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting
compensation.   Usual and customary or specially negotiated brokerage fees may be paid by the Selling Security Holders in connection with sales of the Securities.

     At the time a particular offer of the Securities is made by or on behalf of the Selling Security Holders, to the extent required, a prospectus will be distributed which will set forth the number of the Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the Securities purchased from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     Under the Exchange Act, and the regulations thereto, any person engaged in a distribution of the shares of Saxon Common Stock of the Company offered by the Selling Security Holders may not simultaneously engage in market-making activities with respect to securities of the Company during the applicable "cooling off" period (up to 5 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in the Securities, which provisions may limit the timing of purchase and sales of the Securities by the Selling Security Holders.

                              PLAN OF DISTRIBUTION

     The Securities offered hereby may be sold from time to time directly by the Selling Security Holders. Alternatively, the Selling Security Holders may from time to time offer the Securities through underwriters, dealers or agents. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of the Securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling

Security Holders in connection with such sales of securities.   The Selling
Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered, and any profits realized or commissions received may be deemed underwriting
compensation.   Usual and customary or specially negotiated brokerage fees may be paid by the Selling Security Holders in connection with sales of the Securities.

     At the time a particular offer of the Securities is made by or on behalf of the Selling Security Holders, to the extent required, a prospectus will be distributed which will set forth the number of the Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the Securities purchased from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

                        SHARES ELIGIBLE FOR FUTURE SALE

     After the Payment Date, Saxon's officers and directors will beneficially own and control 649,985 shares (not including options to purchase 800,000 shares) of Saxon's outstanding 2,465,735 shares of Common Stock all of which have been registered for distribution to the KHI stockholders of record on the Record Date. It is the intention of the Company to register the 800,000 shares of Common Stock underlying the options beneficially owned by Saxon's officers and directors, pursuant to a Form S-8 Registration Statement to be filed after the date of this Prospectus. Of the 2,465,735 shares, 649,985 shares have been registered for resale in this Prospectus on behalf of Saxon's two officers and directors and their family members. In the event this Prospectus becomes outdated or options get exercised without the Company registering such shares on a Form S-8 Registration Statement, such persons may sell their shares of Common Stock of Saxon in compliance with Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months thereafter, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount of shares equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume in the same securities during the four calendar weeks prior to such sale.

                        FEDERAL INCOME TAX CONSEQUENCES

     The firm of Lester Morse P.C. has analyzed whether the spinoff of Saxon Common Stock to the shareholders of KHI will be accorded tax free status or will be taxable to KHI or its shareholders under the Internal Revenue Code of 1986, as amended, (the "Code") and it has rendered its opinion with respect to this matter, a copy of which has been filed as an exhibit to this Registration Statement of which this Prospectus is a part. The following is a summary of such opinion, it being understood that Dupont, KHI and Saxon have not accumulated any earnings and profits to date prior to the spinoff, that KHI and

Saxon are each a holding company and that Dupont is operating as a brokerage firm since June 1997.

     Section 355 of the Code permits certain distributions of one corporation (the distributing corporation) to its shareholders of stock or securities in another corporation (the controlled corporation) to be tax-free to the shareholders and also to be tax-free to the distributing corporation. To qualify for tax-free treatment to the distributees, the distribution must be to shareholders with respect to their stock. In addition, the following conditions must also be satisfied.

     Immediately before the distribution, the distributing corporation must control the corporation whose shares it is distributing. The term control is defined by Section 368(c) of the Code which requires the distributing corporation to own the subsidiary's stock possessing at least eighty percent of the total combined voting power and at least eighty percent of the total number of shares of all other classes of stock.

     Immediately after the distribution both the distributing corporation and the controlled corporation (or corporations) must be engaged in the active conduct of a trade or business. However, if immediately before the distribution, the distributing corporation had no assets other than stock in the controlled corporations, then each controlled corporation must be engaged, immediately after the distribution, in the active conduct of a trade or business. A corporation is treated as engaged in the active conduct of a trade or business if it is so engaged on its own account or if substantially all of its assets consists of the stock of a controlled corporation that is so engaged.

     The foregoing requirement, relating to the active conduct of a trade or business, is satisfied only if the trade or business (1) was actively conducted throughout the five-year period ending on the date of distribution, (2) was not acquired within the five-year period in a taxable transaction and (3) was not conducted by another corporation the control of which was acquired during the five-year period in a taxable transaction.

     The distributing corporation must distribute all of its stock in the controlled corporation or enough stock to constitute control as defined by
Section 368(c) of the Code and establish to the satisfaction of the Internal Revenue Service that the retention of stock in the controlled corporation is not part of a tax avoidance ploy.

     Finally, the transaction must not be used principally as a device for the distribution of earnings and profits.

     Pursuant to the conditions enumerated above, KHI will fail both the post distribution active conduct of two or more businesses and five-year pre-distribution business. Thus, the spin-off will fail the tax-free distribution rules.

     If a spin-off fails the conditions of Section 355 of the Code, there are tax consequences to both the distributing corporation and its shareholders. If stock is distributed in a spin-off that fails to qualify under Section 355 of the Code, the distributing corporation must recognize gain on the distribution to the extent the fair market value of the distribution exceeds its adjusted tax basis by virtue of
Section 311(b)(I) but Section 311(a)(2) forbids the recognition of any loss if the adjusted basis exceeds the fair market value of the distribution.

     In addition to the possible tax on the distributing corporation, its shareholders also face possible income tax recognition. It seems clear that the distribution of stock to a shareholder of the original corporation will be treated as an ordinary distribution in kind under Section 301 of the Code. This means the distribution will be taxed as a dividend to the extent of the corporation's current and post 1913 accumulated earnings and profits and will be a tax-free return of capital if the distribution exceeds both current and accumulated earnings and profits. Finally, if the distribution exceeds both earnings and profits and return of capital, the distribution will be taxed as a capital gain. It is important to understand that the failed Section 355 of the Code distribution to the shareholders of the original corporation can create current earnings and profits in the distributing corporation to the extent that the fair market value of the distribution exceeds the adjusted basis. Accordingly, it may be necessary to undertake a valuation of the controlled corporation to ascertain its fair market value and to perform an earnings and profits study of the distributing corporation to determine whether any tax must be paid by either the distributing corporation or its shareholders.

                                 LEGAL MATTERS

     The validity of the issuance of the Securities offered hereby and the tax opinion referred to under "Federal Income Tax Consequences has been passed upon for the Company by the law firm of Lester Morse P.C.

                                    EXPERTS

     Saxon's balance sheet and notes thereto as of May 31, 1998 statement of operations, statement of stockholders' equity and statement of cash flow for the period July 9, 1997 (inception) through May 31, 1998, and Dupont's financial statements and notes thereto as of May 31, 1997 included in this Prospectus, have been audited by Baron & Baron, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, which are included in reliance upon the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-1, File No. 333-37485 (of which this Prospectus is a part) under the Securities Act with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the distribution of securities contemplated herein, reference is made to the Registration Statement and to the exhibits filed as a part thereof. The statements contained in this Prospectus are not necessarily complete and, in each instance, reference is made to a copy of the relevant contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. The Registration Statement, including exhibits, may be inspected without charge at the Public Reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 10549, and at the offices of the Commission located at the Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, NY 10048 and the Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, IL 60661, and copies of such material can be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Material filed electronically through Edgar (Electronic Data Gathering Analysis and Retrieval System) may also be accessed through the SEC's home page on the World Wide WEB at http://www.sec.gov.

Year 2000 Issues
----------------

     Many existing computer programs use only two digits to identify a year in the date field. There programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The Company's vendors and clearing firm are currently working to correct the problem and they have assured the Company that the problem will be resolved before the year 2000 and, therefore, its operations will not be materially impacted by the year 2000 issues.

                             SAXON ACQUISITION CORP.

                                TABLE OF CONTENTS

                    JULY 9, 1997 (INCEPTION) TO MAY 31, 1998

                                                              Page
                                                              ----

Independent Auditors' Report                                   1

Balance Sheet                                                  2

Statement of Operations                                        3

Statement of Stockholders' Equity                              4

Statement of Cash Flows                                        5

Notes to Financial Statements                                  6-8

                                  BARON & BARON
                          Certified Public Accountant
                        250 West 57th Street, Suite 724
                              New York, NY 10019
                                     -----
                                (212) 586-8070

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Saxon Acquisition Corp.
Huntington Station, New York

We have audited the accompanying balance sheet of Saxon Acquisition Corp., as of May 31, 1998 and the related statements of operations, stockholders' equity and cash flows for the period from July 9, 1997 (inception) to May 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saxon Acquisition Corp., as of May 31, 1998 and the results of their operations and their cash flows for the period from July 9, 1997 (inception) to May 31, 1998, in conformity with generally accepted accounting principles.


/s/ Baron & Baron


New York, NY
June 29, 1998

                            SAXON ACQUISITION CORP.

                                 BALANCE SHEET

                                 MAY 31, 1998

                                  A S S E T S

Current assets:
   Cash and cash equivalents                                                 $212,256
   Receivable from clearing agent (note 3)                                     18,552
   Marketable equity securities                                               130,823
   Prepaid expenses and other receivables                                      14,360
                                                                            ---------

              Total current assets                                            375,991

Property and equipment (note 4)                                               126,077
Other assets                                                                   13,810
                                                                           ----------

                                                                             $515,878
                                                                           ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                     $ 42,510
   Margin loans payable                                                        57,372
   Loans payable, stockholder                                                  10,171
                                                                            ---------

              Total current liabilities                                       110,053

Commitments

Stockholders' equity: (notes 6 and 7)
   Common stock                                                                 2,466
   Additional paid-in capital                                                 995,744
   Accumulated deficit                                                       (592,385)
                                                                            ---------

                                                                              405,825
                                                                            ---------

                                                                             $515,878
                                                                            =========

   The accompanying notes are an integral part of the financial statements.

                             SAXON ACQUISITION CORP.

                             STATEMENT OF OPERATIONS

                           FOR THE PERIOD JULY 9, 1997
                           (INCEPTION) TO MAY 31, 1998

Revenues:
   Commissions                                                    $514,376
   Dividend income                                                  25,787
                                                                  --------

                                                                   540,163
                                                                  --------
Expenses:
   Employee compensation and benefits                              383,276
   Clearance fees                                                  160,263
   Communications and data processing                              198,842
   Rent                                                             37,505
   Professional fees                                                22,879
   Regulatory and licensing fees                                    11,805
   Interest                                                         16,406
   Travel and entertainment                                         20,392
   Depreciation and amortization                                    20,993
   Other operating expenses                                         58,360
                                                                 ---------

                                                                   930,721
                                                                 ---------

Loss from operations                                              (390,558)

Loss from trading activities                                      (181,764)
                                                                 ---------

Net loss                                                         $(572,322)
                                                                 =========

   The accompanying notes are an integral part of the financial statements.

                            SAXON ACQUISITION CORP.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                          FOR THE PERIOD JULY 9, 1997
                          (INCEPTION) TO MAY 31, 1998

                                                                 Additional
                                                       Common     Paid-in
                                       Total            stock     capital     (Deficit)
Inception, July 9, 1997               $    -       $    -       $    -      $    -

Initial capital contribution              9,991        4,931        5,060        -

Adjustment for pooling of interests     (20,063)        -            -        (20,063)

One for two stock split                    -          (2,465)       2,465        -

Contribution to capital                 988,219         -         988,219        -

Net loss                               (572,322)        -            -       (572,322)
                                      ---------    ---------    ---------   ---------

May 31, 1998                          $ 405,825    $   2,466    $ 995,744   $(592,385)
                                      =========    =========    =========   =========


   The accompanying notes are an integral part of the financial statements.

                            SAXON ACQUISITION CORP.

                            STATEMENT OF CASH FLOWS

                          FOR THE PERIOD JULY 9, 1997
                          (INCEPTION) TO MAY 31, 1998

Cash flows from operating activities:
   Net loss                                                     $  (572,322)
   Adjustment to reconcile net loss to
     net cash used by operating activities:
        Depreciation and amortization                                20,993
        Changes in assets and liabilities:
          Receivable from clearing agent                            (18,552)
          Prepaid expenses and other assets                         (18,179)
          Accounts payable and accrued expenses                       42,510
                                                                 -----------

              Net cash used by operating activities                (545,550)
                                                                 -----------

Cash flows used by investing activities:
   Capital expenditures                                            (147,070)
   Marketable equity securities                                    (130,823)

              Net cash used by investing activities                (277,893)
                                                                 -----------
Cash flows from financing activities:
   Contribution to capital, net from issuance of common stock       968,156
   Margin loans payable                                              57,372
   Loans from officer                                                10,171
                                                                -----------

              Net cash provided by financing activities           1,035,699
                                                                -----------

Net increase in cash and cash equivalents                           212,256

Cash and cash equivalents, beginning of period                         -
                                                                -----------

Cash and cash equivalents, end of period                        $   212,256
                                                                ===========


Supplementary disclosures of cash flow information:
   Cash paid during the period   for:
     Interest                                                   $    16,406
     Income taxes                                                       791

   The accompanying notes are an integral part of the financial statements.

                             SAXON ACQUISITION CORP.

                          NOTES TO FINANCIAL STATEMENTS

                    JULY 9, 1997 (INCEPTION) TO MAY 31, 1998



1.    Organization:

      Saxon Acquisition Corp. (the "Company") was incorporated in the state of Delaware on July 9, 1997. The Company is a wholly owned subsidiary of NJS Acquisition Corporation. On November 7, 1996, NJS formed Dupont Securities Group, Inc. ("Dupont") as a wholly owned subsidiary under the laws of the state of New York to engage in the securities business. On July 28, 1997, NJS transferred its entire stock ownership in Dupont Securities Group, Inc. to the Company.

      Currently, Saxon's only business is through the operations of Dupont, a broker dealer, registered with the United States Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. ("NASD").

      Dupont commenced operations on June 10, 1997.

2.    Summary of significant accounting policies:

      a.   Cash and cash equivalents:

           Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

      b.   Marketable securities:

           The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's investment securities are classified as "trading securities". Accordingly, securities are carried at market value with any unrealized gains and losses being included in income. Realized gains or losses are computed based on the average cost of the securities sold.

      c.   Property and equipment:

           Property and equipment are stated at cost. Depreciation is computed over the useful lives of the assets using the straight-line method.

           Leasehold improvements are amortized over the remaining lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

      d.   Income taxes:

           The provision for income taxes is computed on the pre-tax income of the Company. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes.

                             SAXON ACQUISITION CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                  MAY 31, 1998


2.    Summary of significant accounting policies: (Continued)

      e. Concentrations of credit risk:

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equity investments. The Company places its investments with high quality financial institutions in an effort to minimize the credit risk. (see note 3)

      f. Earnings per share:

         The Computation of earnings per share is based on the average number of outstanding common shares.

      g. Revenue recognition:

         Consulting and advisory fee revenue was recognized when services provided were substantially completed.

         Transactions in securities and related commissions expense are recorded on a trade date basis.

3.    Receivable from clearing agent:

      The Company's subsidiary, Dupont, has a clearing agreement dated October 17, 1997 with Schroder & Co., Inc. to act as its clearing agent on a fully disclosed basis. Schroder maintains the customer accounts. All Schroder correspondent clearing clients whose accounts are maintained on its books and records receive $50 million insurance protection without any cost to the client.

      Maintenance of a clearing relationship entails a risk of unreconcilable differences. The inability of Schroder to meet its obligations could result in substantial losses to the Company and the loss of the investors entire investment.

      At May 31, 1998, commissions receivable from the clearing agent amounted to $18,552.

4.    Property and equipment:

            Computer equipment                                                $  98,573
            Furniture, office equipment and leasehold improvements               48,497
                                                                              ---------
                                                                                147,070
            Less accumulated depreciation and amortization                       20,993
                                                                              ---------
                                                                              $ 126,077
                                                                              =========

                             SAXON ACQUISITION CORP.

                          NOTES TO FINANCIAL STATEMENTS

                                  MAY 31, 1998


4.     Property and equipment: (Continued)

       The property and equipment was placed in service on June 10, 1997 which is the date the Company began operations.

5.     Net capital requirements:

       As a registered broker/dealer, the Company's subsidiary, Dupont, is subject to the Securities and Exchange Commission's net capital rule which requires that the Company maintain a minimum net capital as defined, of 12.5% of aggregate indebtedness or $100,000, whichever is greater.

       Net capital and aggregate indebtedness change from day-to-day, but, as of May 31, 1998, the Company had net capital of $145,369, which exceeded requirements by $45,369.

6.     Stockholders' equity:

       At May 31, 1998, the Company was authorized to issue 20,000,000 shares of common stock with $.001 par value. At that date, 2,465,735 shares were issued and outstanding.

       On July 28, 1997, the Company's parent transferred its entire interest in Dupont Securities Group, Inc. to the Company. During July and August 1998, the stockholders contributed $968,156 after deducting expenses of $75,000 to register the shares in the public market. As of May 31, 1998, these shares have not been registered.

7.     Stock options:

       On September 2, 1997, the Company granted stock options to purchase 800,000 shares of common stock to two individuals who are executive officers and directors of the Company.

       The Plan is a non-qualified stock option plan. The options are exercisable at $.10 per share over a term of five years. At this date, there is no public market for the Company's common stock. On May 31, 1998, the Company terminated the stock options which had been granted on September 2, 1997.

8.     Lease commitment:

       The Company leases office facilities pursuant to the terms and conditions of a one year and three year three month lease.

       At May 31, 1998, the minimum future rental commitments under noncancellable leases payable over the remaining lives of the leases are:

           Twelve months ending May 31,             1999           $37,850
                                                    2000            33,600
                                                    2001            33,600

9.     Earnings per share:

                       Basic earnings per share   $(0.23)
                                                  =======

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Dupont Securities Group, Inc.
Greenwich, CT

We have audited the accompanying balance sheet of Dupont Securities Group, Inc. as of May 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from November 7, 1996 (inception) to May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dupont Securities Group, Inc. as of May 31, 1997, and the results of their operations and their cash flows for the period from November 7, 1996 (inception) to May 31, 1997, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of expressing an opinion on the basic financial statements taken as a whole. The information contained on pages 9 through 11, inclusive, is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by Rules 15c3-1, 15c3-3 and 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Baron & Baron
New York, NY
June 27, 1997

                         DUPONT SECURITIES GROUP, INC.

                                 BALANCE SHEET
                                  May 31, 1997


  ASSETS

CURRENT ASSETS
  Cash and cash equivalents                   $  769,143
  Prepaid expenses                                10,000
                                              ----------
        Total current assets                     779,143
                                              ----------

Property and equipment (Note 3)                   79,708
Security deposits                                  2,800
                                              ----------

                                              $  861,651
                                              ==========


  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses       $   14,504
                                              ----------

Stockholders' equity:
  Common stock (Note 4)                          750,000
  Additional paid-in-capital                     117,210
  Accumulated deficit                            (20,063)
                                              ----------
                                                 847,147
                                              ----------

                                              $  861,651
                                              ==========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                            STATEMENT OF OPERATIONS
            Period from November 7, 1996 (inception) to May 31, 1997

Revenues:
  Dividend income                            $   18,408
                                             ----------
Expenses:
  Regulatory and licensing fees                  12,618
  Professional fees                              16,718
  Other operating expenses                        7,935
                                             ----------
                                                 37,271
                                             ----------

Loss before provision for income taxes          (18,863)
Provision for income taxes                        1,200
                                             ----------

        Net loss                             $  (20,063)
                                             ==========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
            period from November 7, 1996 (inception) to May 31, 1997

                                                                           Additional
                                                                             Paid-
                                      Total          Common Stock         in-Capital       (Deficit)
                                     --------        ------------         -----------      ---------
November 7, 1996 (inception)         $     -          $         -         $         -      $       -
Issuance of common stock              750,000             750,000                   -              -
Contribution of capital               117,210                   -             117,210              -
Net loss                              (20,063)                  -                   -        (20,063)
                                     --------         -----------         -----------      ---------
May 31, 1997                         $847,147         $   750,000         $   117,210      $ (20,063)
                                     ========         ===========         ===========      =========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                            STATEMENT OF CASH FLOWS
            period from November 7, 1996 (inception) to May 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                 $  (20,063)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
      Changes in assets and liabilities:
        Prepaid expenses and other assets                      (12,800)
        Accounts payable and accrued expenses                   14,504
                                                            ----------
        Net cash used by operating activities                  (18,359)
                                                            ----------

CASH FLOWS USED BY INVESTING ACTIVITIES
   Capital expenditures                                        (79,708)
                                                            ----------


CASH FLOWS USED BY FINANCING ACTIVITIES
   Issuance of common stock and capital contributions          867,210
                                                            ----------

        Net increase in cash and cash equivalents              769,143


CASH AND CASH EQUIVALENTS, beginning of period                       -
                                                            ----------
CASH AND CASH EQUIVALENTS, end of period                    $  769,143
                                                            ==========


    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 1997

NOTE 1.  ORGANIZATION

      The Company was incorporated in the State of New York on November 7, 1996 to engage in the brokerage and investment advisory business. The Company is a wholly owned subsidiary of NJS Acquisition Corporation. The Company began operations on June 10, 1997.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a.  Cash and cash equivalents:

          Cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

      b.  Marketable securities:

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company's investment securities are classified as "trading securities". Accordingly, securities are carried at market value with any unrealized gains and losses being included in income. Realized gains or losses are computed based on the average cost of the securities sold.

      c.  Property and equipment:

          Property and equipment are stated at cost. Depreciation is computed over the useful lives of the assets using the straight-line method.

          Leasehold improvements are amortized over the remaining lease term. Expenditures for repairs and maintenance are charged to operations in the period incurred.

      d.  Income taxes:

          The provision for income taxes is computed on the pre-tax income of the Company. Deferred taxes result from the future tax consequences associated with temporary differences between the amount of assets and liabilities recorded for tax and financial accounting purposes.

      e.  Concentrations of credit risk:

          Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments. The Company places its cash investments with high quality financial institutions in an effort to minimize the credit risk.

                         DUPONT SECURITIES GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 1997

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED)

      f.  Revenue recognition:

          Consulting and advisory fee revenue was recognized when services provided were substantially completed.

          Transactions in securities and related commission expense are recorded on a trade date basis.

      g.  Start-up costs:

          The Company expensed all start-up costs associated with the development of its brokerage and investment advisory business. The Company began operations on June 10, 1997.


NOTE 3.  PROPERTY AND EQUIPMENT

Computer equipment                                   $  43,629
Furniture and office equipment                          23,555
Leasehold improvements                                  12,524
                                                     ---------
                                                        79,708
Less accumulated depreciation and amortization               -
                                                     ---------
                                                     $  79,708
                                                     =========

      The property and equipment was placed in service on June 10, 1997 which is the date the Company began operations.


NOTE 4.  STOCKHOLDERS' EQUITY

      At May 31, 1997, the Company was authorized to issue 200 shares of common stock with no par value. At that date 100 shares were issued and outstanding.


NOTE 5.  NET CAPITAL REQUIREMENTS

      As a registered broker/dealer, the Company is subject to the Securities and Exchange Commission's net capital rule which requires that the Company maintain a minimum net capital as defined, of 12.5% of aggregate indebtedness or $100,000, whichever is greater.

      Net capital and aggregate indebtedness change from day-to-day, but, as of May 31, 1997, the Company had net capital of $754,639 which exceeded requirements by $654,639.

                         DUPONT SECURITIES GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 May 31, 1997

NOTE 6.  LEASE COMMITMENT

      The Company leases office facilities pursuant to the terms and conditions of a one year and three year three month lease.

      At May 31, 1997, the minimum future rental commitments under noncancellable leases payable over the remaining lives of the leases are:

Year ending May 31, 1998   $37,850
                    1999    33,600
                    2000    33,600

                         DUPONT SECURITIES GROUP, INC.

                    COMPUTATION OF NET CAPITAL REQUIREMENTS
                            PURSUANT TO RULE 15C3-1
                                  May 31, 1997

Credits:
 Stockholders' equity                                                  $  847,147

Debits:
 Non-allowable assets:
  Prepaid expenses and other assets                                        12,800
  Property and equipment                                                   79,708
                                                                       ----------

Net capital                                                               754,639

Minimum net capital requirements - greater of 12.5% of aggregate
 indebtedness or $100,000                                                 100,000
                                                                       ----------

   Net capital in excess of requirements                               $  654,630
                                                                       ==========

Ratio of aggregate indebtedness to net capital                                1.9%
                                                                       ==========
Aggregate indebtedness:
 Accounts payable and accrued expenses                                 $   14,504
                                                                       ==========

    The Accompanying Notes are an Integral Part of the Financial Statements

                         DUPONT SECURITIES GROUP, INC.

                        COMPUTATION FOR DETERMINATION OF
              THE RESERVE REQUIREMENTS AND INFORMATION RELATING TO
                 POSSESSION OR CONTROL REQUIREMENTS FOR BROKERS
                      AND DEALERS PURSUANT TO RULE 15C3-3
                                  May 31, 1997



As of May 31, 1997, the Company has not effected any transactions for anyone defined as a customer under Rule 15c3-3. Accordingly, there are no items to report under the requirements of this rule.

                         DUPONT SECURITIES GROUP, INC.

                  RECONCILIATION OF THE AUDITED COMPUTATION OF
                    NET CAPITAL AND FOCUS REPORT - PART IIA
                             PURSUANT TO RULE 17a-5
                                  May 31, 1997

Net capital per focus report Part IIA      $  769,143
Accounts payable and accrued expenses         (14,504)
                                           ----------
   Net capital                                754,639
                                           ==========

                         DUPONT SECURITIES GROUP, INC.

                 INDEPENDENT AUDITORS' SUPPLEMENTARY REPORT ON
                          INTERNAL ACCOUNTING CONTROL
                                  May 31, 1997

                   INDEPENDENT AUDITORS' SUPPLEMENTARY REPORT
                         ON INTERNAL ACCOUNTING CONTROL


Board of Directors
Dupont Securities Group, Inc.
Greenwich, CT

In planning and performing our audit of the financial statements of Dupont Securities Group, Inc. for the period from November 7, 1996 (inception) to May 31, 1997, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control structure.

We also made a study of the practices and procedures followed by the Company in making the periodic computations of aggregate indebtedness and net capital under rule 17a-3(a)(11) and the procedures for determining compliance with the exemptive provisions of rule 15c3-3. We did not review the practices and procedures followed by the Company in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by rule 17a-13 or in complying with the requirements for prompt payment for securities under section 8 of Regulation T of the Board of Governors of the Federal Reserve System, because the Company does not carry security accounts for customers or perform custodial functions relating to customer securities.

The management of the Company is responsible for establishing and maintaining an internal control structure and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the Commission's above mentioned objectives. Two of the objectives of an internal control structure and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

Because of inherent limitations in any internal control structure or the practices and procedures referred to above, errors or irregularities may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above.

We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purposes in accordance with the Securities Exchange Act of 1934 and related regulations, and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that the Company's practices and procedures were adequate at May 31, 1997, to meet the Commission's objectives.

This report recognizes that it is not practicable in an organization the size of the Company's to achieve all the divisions of duties and cross-checks generally included in a system of internal accounting control and that alternatively greater reliance must be placed on surveillance by management.

This report is intended solely for the use of management, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and other regulatory agencies which rely on Rule 17a-5(g) under the Securities Exchange Act of 1934, and should not be used for any other purpose.

New York, NY
June 27, 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------

          The following table is the estimated expenses of this offering.

          Securities and Exchange Commission
           Registration fee                          $   303.03
          Printing of Prospectus and Certificates     10,000.00
          Legal fees (including blue sky)             40,000.00
          Accountants' fees                           10,000.00
          Fees and expenses of Transfer Agent          5,000.00
          Miscellaneous                                9,697.97
                                                     ----------

                                        Total        $75,000.00
                                                     ==========

Item 14. Indemnification of Directors and Officers
         -----------------------------------------

     The Registrant's Certificate of Incorporation contains a provision which, in substance, eliminates the personal liability of the directors of the Registrant and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. By virtue of this provision, under current Delaware law a director of the Registrant will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (a) breach of his duty of loyalty to the Registrant or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware laws and (d) any transaction from which he receives an improper personal benefit. This provision pertains only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws. As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. The inclusion of this provision in the Registrant's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders.

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     The indemnification and advancement of expenses provided by, or granted pursuant to Delaware Corporation Law is not be deemed exclusive of any other rights to which those seeking indemnification or advance of expenses may be entitled under any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Article IX of the Registrant's By-Laws provides that the officers and directors of the Registrant shall be entitled to indemnification to the maximum extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities
          ---------------------------------------

          On July 10, 1997 and August 15, 1997, Saxon sold 50 shares and 4,931,420 shares respectively, of Saxon's Common Stock to Kiwi Holdings, Inc., formerly NJS Acquisition Corporation ("KHI") for a total purchase price of $10,000.

          Exemption is claimed on the sale of an aggregate of 4,931,470 shares of the Registrant's Common Stock to KHI pursuant to Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the sale was made to the founder of the Registrant. On September 10, 1997, the Registrant declared a one-for-two reverse stock split. Exemption is claimed pursuant to Rule 145(a)(1) of the Securities Act. On September 11, 1997, the Registrant granted options to purchase 400,000 shares of the Registrant's Common Stock to each of Nicholas J. Seccafico, Jr., and Lindo Garuffi, executive officers and directors of the Registrant, which options have been subsequently cancelled. These options will be regranted to such persons upon the completion of this offering based upon an exercise price equal to 100% of the then fair market value of the Company's Common Stock. Exemption is claimed for the grant of the aforementioned options under Section 4(2) of the Securities Act inasmuch as they have agreed to take for investment purposes and no underwriter was involved in the grant of such securities.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------

     (a) Exhibits. The following exhibits have been previously filed unless otherwise noted.

         Exhibit No.            Description
         -----------            -----------

             3.1         Articles of Incorporation of Registrant

             3.2         By-Laws of Registrant

             5           Opinion re: legality *

             8           Tax Opinion*

            10.1 Clearing Agreement dated October 17, 1997 between Dupont Securities Group, Inc. and Schroder & Co., Inc.

            10.2         Dupont lease for facilities in New York

            10.3         Stock Option Plan

            11           Earnings per share - See notes to financial statements

            21 Subsidiaries of Registrant - (See "Prospectus Summary" included in the Prospectus which forms a part of this Registration Statement.)

            23      Consent of Baron & Baron *

            27      Selected Financial Data *
          _______________
     *    Filed herewith.

     (b) Financial Statement Schedules - Not applicable.

Item 17.  Undertakings
          ------------

          The undersigned Registrant hereby further undertakes:

       (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       For determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

       For determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntington Station, State of New York on August 20, 1998.


                                    By: /s/ Nicholas J. Seccafico
                                       ---------------------------------------
                                       Nicholas J. Seccafico, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                           Titles                    Date
----------                           ------                    ----


                              President, Chief Financial
/s/ Nicholas J. Seccafico     and Accounting Officer
-------------------------     and a Director of the
Nicholas J. Seccafico         Company                      August 20, 1998




/s/ Lindo Garuffi             Secretary and a Director
-------------------------     of the Company
Lindo Garuffi                                              August 20, 1998